UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 7, 2017

Diego Pellicer Worldwide, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	333-189731	33-1223037
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

9030 Seward Park Ave S. #501, Seattle, WA 98118

Registrant’s telephone number, including area code: (516) 900-3799

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 DFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

8.01 Other Events.

On July 7, 2017, David Thompson, Executive Vice President of Finance for Diego Pellicer Worldwide (DPWW-OTCQB) presented the Company’s strategic positioning at the annual Sports and Entertainment Group conference in Miami at the Fontainebleau Miami Beach. This is a gathering of current and former NFL players and their agents. The following information about the Company and its industry was presented:

1. Strategic Potential:

●	Multi-billion-dollar market potential
●	Rapid growth
●	Barriers to entry
●	Recurring revenue
●	Infancy-fragmented competition
●	First mover advantage
●	Completely scalable
●	Establish quality brand name
●	Premium brand in a high gross margin industry

2. Diego Pellicer Worldwide is more than a real estate company. In addition to subleasing brand name turnkey facilities to cannabis licensees, DPWW also trains personnel, provides branding, selects the facility location based on the economics, and provides continuing support to its “Branded”: Diego Pellicer tenants.

3. The Company has recently opened four “Branded” facilities in multiple States. After a period of market building, the Company expects to earn monthly rental revenues from subleases of an average of $40,000 per facility and pay monthly lease costs of an average of $20,000 per facility.

4. The Company earns a premium return on capital invested. The expected rate of return used to compute the current lease revenue premium is 31 percent.

5. The Company does not touch the cannabis product.

6. Besides being a lucrative real estate leasing Company, the long term strategy for the Company is to roll up all successful cannabis operations, where permitted by State law, at such time the cannabis industry becomes federally legal, thus becoming an early industry consolidator at the exact time that the Company believes will be the greatest investment opportunity. The Company enters into future acquisition agreements, with select qualified tenants. It expects to selectively do so at the time the sale of marijuana becomes federally legal.

Forward Looking Statements

This Current report on Form 8-K contains “forward-looking statements” for the purposes of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements which are not purely historical and may include any statements regarding beliefs, plans, expectations or intentions regarding the future. Such forward-looking statements include, among other things, the development, costs and results of the Company’s leasing and real estate activities, potential acquisitions and new business opportunities and words such as “anticipate”, “seek”, intend”, “believe”, “estimate”, “expect”, “project”, “plan”, or similar phrases may be deemed “forward-looking statements”. Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others, the inherent uncertainties associated with the potential adoption of new regulations and laws, both at the state and federal level, covering all aspects of the cannabis industry, the future U.S. and global economies, the impact of competition, and the Company’s reliance on existing regulations regarding the use and development of cannabis-based drugs. These forward-looking statements are made as of the date of this Form 8-K, and we assume no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements. Although we believe that any beliefs, plans, expectations and intentions contained in this Form 8-K are reasonable, there can be no assurance that any such beliefs, plans, expectations or intentions will prove to be accurate. Investors should consult all of the information set forth herein and should also refer to the risk factors disclosure outlined in our annual report on Form 10-K for the most recent fiscal year, our quarterly reports on Form 10-Q and other periodic reports filed from time-to-time with the Securities and Exchange Commission. For more information, please visit www.sec.gov.

Item 9.01 Financial Statements and Exhibits.

Exhibit	Description

None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Diego Pellicer Worldwide, Inc.

Date: July 10, 2017	By:	/s/ Ron Throgmartin
Ron Throgmartin, CEO